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                                                                    EXHIBIT 99.1

NEWS RELEASE

BROADCOM MEDIA CONTACTS            BROADCOM FINANCIAL ANALYST CONTACT
Bill Blanning or Eileen Algaze     William Ruehle
Corporate Communications           Vice President and Chief Financial Officer
949-450-8700                       949-450-8700
blanning@broadcom.com              billr@broadcom.com
ealgaze@broadcom.com

VISIONTECH MEDIA CONTACT
Orit Zahar
Corporate Communications
011 972 9 951 2877
orit.zahar@visiontech-dml.com



                      BROADCOM TO ACQUIRE VISIONTECH, LTD.,
               A LEADING SUPPLIER OF MPEG-2 COMPRESSION TECHNOLOGY

       Broadcom and VisionTech to Debut a New Generation of Personal Video Recording-Enabled Set-Top Boxes at the Western Cable Show in Los Angeles

IRVINE, Calif. and HERZLIYA, ISRAEL - November 28, 2000 - Broadcom Corporation (Nasdaq: BRCM), the leading provider of integrated circuits enabling broadband communications, today announced that it has signed a definitive agreement to acquire VisionTech, Ltd., a leading supplier of digital video/audio MPEG-2 compression and decompression chips enabling Personal Video Recording (PVR), interactive videoconferencing, and Internet Protocol (IP) video streaming for the consumer electronics market.

Founded in 1996, VisionTech is a privately held, fabless semiconductor company headquartered in Herzliya, Israel. VisionTech's latest MPEG-2 video/audio encoder chip, Kfir-2(TM), has been adopted by many set-top box manufacturers, including Motorola Broadband Communications Sector (formerly General Instrument), Scientific-Atlanta, Pace, Microsoft WebTV, as well as PVR pioneer Replay TV.

"Motorola has been working with VisionTech during the past year to incorporate PVR functionality in the DCT-5000 and our other converged interactive set-top models," said Dave Robinson, Senior VP and General Manager of Motorola's Digital Network System business unit. "We have been impressed with VisionTech's technology and highly talented engineers and applaud both Broadcom and VisionTech in their decision to combine resources. Broadcom has been a key supplier to Motorola Broadband for years. This move helps ensure such a continued role as we evolve our triple-play solutions--enabling broadband operators worldwide to provide the very best integrated video, voice and high-speed data services."

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Personal Video Recording enables viewers to freeze a live TV program, instantly replay or rewind a program being watched, and skip ahead in a recorded program to a favorite movie scene or the next play of a sporting event, offering greater control over the TV-viewing experience. Viewers will be able to quickly find programs to watch, as well as to record and view programs of their choice. PVR can monitor viewers' program preferences and record similar shows for future viewing.

According to Cahners In-Stat, PVR unit shipments are expected to grow significantly over the next few years. Between 2001 and 2003, unit shipments of PVR-enabled set-top boxes are expected to increase approximately 275 percent each year. During the same period, the installed base of PVR-enabled set-top boxes is expected to grow to eight million units.

"PVR is one of the most compelling consumer applications which will radically change the way people watch TV, allowing simultaneous recording and playback of live broadcast - without a VCR or videotape, " said Dr. Henry T. Nicholas III, Broadcom's President and CEO. "VisionTech's capability to compress live video in real time will be used across all of Broadcom's product lines for applications ranging from distributed video over home networking to IP video streaming over the Internet, also changing the way people use their computers, digital video cameras and other consumer electronics to communicate over broadband."

"By 2005, PVR functionality will become an integral component of virtually every set-top box. We look forward to combining our MPEG expertise with Broadcom's market-leading broadband technologies," said Amir Morad, VisionTech's President and CEO. "By integrating our technology with Broadcom's key strengths in video/audio decompression and broadband communication technologies, we will be uniquely positioned to address the growing set-top box and home networking markets."

The combination of Broadcom's family of interactive-TV video decoder devices and VisionTech's MPEG-2 single-chip compression technology creates the industry's most advanced and comprehensive solution for next generation PVR-enabled set-top boxes. This combination will give set-top manufacturers more integrated features, higher flexibility and improved price/performance. Broadcom and VisionTech will demonstrate a complete PVR-enabled set-top box solution at the Western Cable Show, November 29-December 1, at the Los Angeles Convention Center.

Following the acquisition, VisionTech will form the core of Broadcom Israel, a new subsidiary that will be managed by Morad. Broadcom Israel will continue to focus on developing silicon solutions that enable MPEG compression of voice, video and data as well as evaluate new synergistic technologies from the myriad start-up companies operating in the region.

In connection with the acquisition, Broadcom will issue in aggregate about 7.96 million shares of its Class A common stock in exchange for substantially all of the assets of VisionTech and upon exercise of outstanding employee stock options and other rights of VisionTech. The consideration includes Broadcom Class A common stock reserved for future issuance to customers upon the exercise of outstanding performance-based warrants of VisionTech that become exercisable upon satisfaction of certain customer purchase requirements. The
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transaction is expected to close within 60 days and will be accounted for under the purchase method of accounting. The Boards of Directors of both companies have approved the transaction, which awaits approval by VisionTech's shareholders and the satisfaction of regulatory requirements and other customary closing conditions. Broadcom expects to record a one-time charge for purchased in-process research and development expenses related to the acquisition upon its consummation.

ABOUT VISIONTECH
VisionTech, Ltd. is a leading provider of highly integrated silicon solutions that enable MPEG compression and decompression of video, voice and data content for consumer electronics, home entertainment and broadband communications. Applications for VisionTech's products include personal TVs, personal video recorders, cable set-top boxes, digital video recorders, home networking and desktop multimedia. VisionTech is headquartered in Herzliya, Israel, and may be contacted at +972-9-9512877 or at www.visiontech-dml.com.

ABOUT BROADCOM
Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video, and data. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed local, metropolitan and wide area networks, home networking, Voice over Internet Protocol (VoIP), carrier access, residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, optical networking, digital subscriber lines (xDSL) and wireless communications. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT OF BROADCOM CORPORATION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom in connection with the acquisition of VisionTech, Ltd. include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not

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realized; the rate at which present and future customers and end-users adopt
Broadcom's technologies and products in the markets for Personal Video Recording and MPEG-2 compression and decompression products; delays in the adoption and acceptance of industry standards in the foregoing markets; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the volume of our product sales and pricing concessions on volume sales; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; intellectual property disputes and customer indemnification claims; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the effectiveness of our product cost reduction efforts; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; general economic conditions and specific conditions in the markets we address; and other factors.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom(R) and the pulse logo are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. VisionTech and Kfir-2 are trademarks of VisionTech, Ltd. All other trademarks mentioned are the property of their respective owners.